                                                                     EXHIBIT 6.7

                             [SHEPHERD LETTERHEAD]

THIS AGREMENT HAS CONFIDENTIAL PORTIONS OMITTED, WHICH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT BY "[REDACTED]".

June 17, 1997

Mr. David Ebner
Neutral Posture Ergonomics, Inc.
3904 N. Texas Avenue
Bryan, Texas
77803

                                    AMENDED

Dear David:

As per your discussion with Imran Malik regarding the repositioning of your Pump Pocket on the Inner Backs. All parts are quoted in black ABS. The new cost per part including this modification is:

        Seat Outer #008750BK                  [REDACTED]
        Seat Inner#008751BK                   [REDACTED]
        High Back Outer #008752BK             [REDACTED]
        High Back Inner #008753BK             [REDACTED]
        Low Back Outer #008754BK              [REDACTED]
        Low Back Inner #008755BK              [REDACTED]
        Pump Actuator #008757BK               [REDACTED]

We are also quoting your tooling to make the Pump Actuator. We are quoting in two ways. One that can be textured on the Palm surface and one which will have a Smooth Low Gloss Finish.

        o  Two Cavity Mould
        o  P-20 Core and Cavity
        o  4140 & Mild Steel Back Plates
        o  SPE #3 finish
        o  Texture not quoted

Option #1: Mould with slide action $52,800 US - eighteen (18) weeks for samples Option #2: Mould with center parting line $42,800 US - sixteen (16) weeks for samples

Terms:          One third upon receipt of order
                One third upon approval of first samples
                Balance payable in 30 days after production approval

"[REDACTED]" indicates confidential portions omitted and filed separately with the Commission.

Mould Quote - Page 2
Neutral Posture Ergonomics, Inc.
June 17, 1997
-------------



We thank you again for your support and look forward to seeing you in the next couple of weeks.

Yours truly,


/s/ DREW BARRON
-------------------
Drew Barron
Director of Sales

DB:jj

cc      Simon Fan       Brian Hough
        Doug Gray       Doug Meissner
        Imran Malik



-------------------------------------------------------------------------------



WE, THE UNDERSIGNED AGREE TO THE AMENDED TERMS AND CONDITIONS OF THIS AGREEMENT NOTING THE CHANGE OF MATERIAL TO ABS.



/s/ SIMON FAN                                   /s/ REBECCA BOENIGK
-----------------------                         -------------------------------
Shepherd Products, Inc.                         Neutral Posture Ergonomics, Inc.


6/23/97
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Date                                            Date